Exhibit 5.1

Ruffa & Ruffa, P.C.
110 East 59th Street
New York, NY 10022

The Board of Directors
Vinyl Products, Inc.
2210 South Ritchey Street
Santa Ana, California 92705

Re:       Registration Statement on Form S-1

Gentlemen:

We refer to that certain registration statement on Form S-1 (the “Registration Statement”) to which this letter is attached as Exhibit 5.1 filed by Vinyl Products, Inc., a Nevada corporation (the “Company”), with the Securities and Exchange Commission on the date hereof that is intended to register under the Securities Act of 1933, as amended (the “Securities Act”), 3,063,200 shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company, and 129,000 shares of Common Stock that are issuable upon the exercise of options at a price of $.50 per share  (the “Options”).

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Based upon the foregoing, we are of the opinion that the shares of Common Stock to be offered and sold in the manner referred to in the Registration Statement are legally and validly issued, fully paid and nonassessable, and to the extent issuable upon exercise of the Options, when issued in accordance with the exercise provisions of such Options, will be duly authorized and legally issued by the Company and fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus included therein.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder

Very truly yours,

/s/ Ruffa & Ruffa, P.C.
Ruffa & Ruffa, P.C.